Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Statements
On November 1, 2019, Veeva Systems Inc. (“Veeva” or the “Company”) completed its acquisition of Crossix Solutions Inc. ("Crossix").
The total closing consideration for the purchase was approximately $429.9 million in cash and non-cash consideration, which includes the impact of adjustments to the purchase price associated with the cash and net working capital of Crossix at closing. In addition, following the closing, the Company granted certain Crossix employees equity retention awards valued at approximately $120 million in the aggregate.
The following unaudited pro forma condensed combined financial information for Veeva gives effect to the acquisition of Crossix as if the acquisition was completed on February 1, 2018, the beginning of the Company’s fiscal year ended January 31, 2019. Note that prior to its acquisition by the Company, Crossix's fiscal year ended on June 30, 2019.
Because of the difference in reporting periods for the two entities, the Company utilized the most closely applicable reporting period for Crossix in creating the unaudited pro forma condensed consolidated statements of operations, which caused a one-month gap for the condensed consolidated statement of comprehensive income periods presented. The unaudited pro forma condensed combined financial information as of October 31, 2019, for the year ended January 31, 2019, and for the nine months ended October 31, 2019 have been derived from (i) the condensed consolidated statement of comprehensive income in Veeva’s unaudited historical condensed consolidated financial statements included in Veeva’s Quarterly Report on Form 10-Q for the period ended October 31, 2019; (ii) the audited historical consolidated financial statements included in Veeva’s Annual Report on Form 10-K for the year ended January 31, 2019; (iii) the audited historical consolidated financial statements of Crossix as of June 30, 2019 and 2018, included in this Current Report on Form 8-K/A; and (iv) the unaudited historical condensed consolidated financial statements of Crossix for the 12-month period from January 1, 2018 to December 31, 2018 and for the nine-month period from January 1, 2019 to September 30, 2019. Note that for the unaudited pro forma condensed consolidated balance sheets, the Company was able to utilize the same reporting period for Crossix, which was as of October 31, 2019.
The unaudited pro forma financial information is based on a preliminary valuation of assets acquired and liabilities assumed used in the preliminary allocation of the purchase price for the acquisition. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made solely for the purposes of providing the unaudited pro forma financial statements included herewith. A final determination of these fair values shall be based on the actual net tangible and intangible assets of Crossix that existed as of November 1, 2019, the closing date of the transaction. In addition, the unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.
The unaudited pro forma condensed combined financial statements are provided for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not necessarily indicative of the income, financial position, or results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of the future financial position or operating results of the combined operations.

VEEVA SYSTEMS INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of October 31, 2019
(In thousands, except per share data)

	Historical
	Veeva	Crossix
	October 31, 2019		Pro forma adjustments (in $)	Notes	Combined (in $)
Assets
Current assets:
Cash and cash equivalents	$892,581	$18,350	$(427,251)	3(a)	$483,680
Short-term investments	602,407	—	—		602,407
Accounts receivable, net of allowance for doubtful accounts	116,874	21,761	—		138,635
Unbilled accounts receivable	30,899	—	—		30,899
Prepaid expenses and other current assets	15,360	1,617	—		16,977
Total current assets	1,658,121	41,728	(427,251)		1,272,598
Property and equipment, net	53,290	2,680	—		55,970
Deferred costs, net	29,873	—	—		29,873
Lease right-of-use assets	24,055	—	15,441	3(d)	39,496
Goodwill	95,804	—	315,930	2	411,734
Intangible assets, net	19,948	—	92,011	3(e)	111,959
Deferred income taxes, noncurrent	6,455	—	—	3(i)	6,455
Other long-term assets	12,895	9,437	(7,743)	3(b)	14,589
Total assets	$1,900,441	$53,845	$(11,612)		$1,942,674
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,914	$5,423	$—		$15,337
Accrued compensation and benefits	15,977	—	18,600	3(b)	34,577
Accrued expenses and other current liabilities	15,707	2,620	6,275	3(b), 3(g)	24,602
Income tax payable	7,195	811	—		8,006
Deferred revenue	250,674	18,118	(5,118)	3(b)	263,674
Lease liabilities	7,430	—	1,875	3(d)	9,305
Total current liabilities	306,897	26,972	21,632		355,501
Deferred income taxes, noncurrent	9,042	1,831	1,994	3(i)	12,867
Lease liabilities, noncurrent	19,882	—	15,645	3(d)	35,527
Other long-term liabilities	6,055	2,326	(2,079)	3(d)	6,302
Total liabilities	341,876	31,129	37,192		410,197
Commitments and contingencies
Stockholders’ equity:
Class A common stock	1	1	(1)	3(c)	1
Class B common stock	—	—	—		—
Additional paid-in capital	704,915	7,972	28,948	3(c), 3(f)	741,835
Accumulated other comprehensive income	173	23	(23)	3(c)	173
Retained earnings	853,476	14,720	(77,728)	3(a), 3(c), 3(e), 3(f), 3(g)	790,468
Total stockholders’ equity	1,558,565	22,716	(48,804)		1,532,477
Total liabilities and stockholders’ equity	$1,900,441	$53,845	$(11,612)		$1,942,674

See accompanying notes to unaudited pro forma condensed combined financial statements.

VEEVA SYSTEMS INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the nine months ended October 31, 2019
(In thousands, except per share data)

	Historical
	Veeva	Crossix
	Nine months ended October 31, 2019		Pro forma adjustments (in $)	Notes	Combined (in $)
Revenues:
Subscription services	$642,187	$48,264	$—		$690,451
Professional services and other	150,386	1,152	—		151,538
Total revenues	792,573	49,416	—		841,989
Cost of revenues:
Cost of subscription services	93,822	15,482	3,272	3(e), 3(f)	112,576
Cost of professional services and other	115,228	374	479	3(f)	116,081
Total cost of revenues	209,050	15,856	3,751		228,657
Gross profit	583,523	33,560	(3,751)		613,332
Operating expenses:
Research and development	148,694	6,838	4,974	3(b), 3(e), 3(f)	160,506
Sales and marketing	130,962	14,081	12,535	3(e), 3(f)	157,578
General and administrative	78,042	6,589	30,048	3(b), 3(e), 3(f)	114,679
Total operating expenses	357,698	27,508	47,557		432,763
Operating income	225,825	6,052	(51,308)		180,569
Other income, net	22,634	364	—	3(a)	22,998
Income before income taxes	248,459	6,416	(51,308)		203,567
Provision for income taxes	13,523	2,038	(10,255)	3(h), 3(i)	5,306
Net income	$234,936	$4,378	$(41,053)		$198,261
Net income, basic and diluted	$234,936				$198,261
Net income per share:
Basic	1.59				1.34
Diluted	1.49				1.25
Weighted-average shares used to compute net income per share:
Basic	147,467				147,467
Diluted	158,124				158,124

The unaudited pro forma financial information for the nine months ended October 31, 2019 combines the historical results of Veeva for the nine months ended October 31, 2019 and of Crossix for the nine months ended September 30, 2019 (due to differences in reporting periods).
See accompanying notes to unaudited pro forma condensed combined financial statements.

VEEVA SYSTEMS INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended January 31, 2019
(In thousands, except per share data)

	Historical
	Veeva	Crossix
	Year ended January 31, 2019		Pro forma adjustments (in $)	Notes	Combined (in $)
Revenues:
Subscription services	$694,467	$49,969	$—		$744,436
Professional services and other	167,743	902	—		168,645
Total revenues	862,210	50,871	—		913,081
Cost of revenues:
Cost of subscription services	117,009	17,531	4,466	3(e), 3(f)	139,006
Cost of professional services and other	128,272	316	643	3(f)	129,231
Total cost of revenues	245,281	17,847	5,109		268,237
Gross profit	616,929	33,024	(5,109)		644,844
Operating expenses:
Research and development	158,783	4,540	7,123	3(b), 3(e), 3(f)	170,446
Sales and marketing	148,867	15,827	16,790	3(e), 3(f)	181,484
General and administrative	86,413	8,337	14,240	3(e), 3(f)	108,990
Total operating expenses	394,063	28,704	38,153		460,920
Operating income	222,866	4,320	(43,262)		183,924
Other income, net	15,777	173	—	3(a)	15,950
Income before income taxes	238,643	4,493	(43,262)		199,874
Provision for income taxes	8,811	1,513	(10,641)	3(h)	(317)
Net income	$229,832	$2,980	$(32,621)		$200,191
Net income, basic and diluted	$229,832				$200,191
Net income per share:
Basic	1.59				1.39
Diluted	1.47				1.28
Weighted-average shares used to compute net income per share:
Basic	144,244				144,244
Diluted	156,117				156,117

The unaudited pro forma financial information for the twelve months ended January 31, 2019 combines the historical results of Veeva for the twelve months ended January 31, 2019 and of Crossix for the twelve months ended December 31, 2018 (due to differences in reporting periods).
See accompanying notes to unaudited pro forma condensed combined financial statements.

VEEVA SYSTEMS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and Crossix after giving effect to the acquisition using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and applying the assumptions and adjustments described in the accompanying notes.
Because of the difference in reporting periods for the two entities, the Company utilized the most closely applicable reporting period for Crossix in creating the unaudited pro forma condensed consolidated statements of operations, which caused a one-month gap for the condensed consolidated statement of comprehensive income periods presented. The unaudited pro forma condensed combined financial information as of October 31, 2019, for the year ended January 31, 2019, and for the nine months ended October 31, 2019 have been derived from (i) the condensed consolidated statement of comprehensive income in Veeva’s unaudited historical condensed consolidated financial statements included in Veeva’s Quarterly Report on Form 10-Q for the period ended October 31, 2019; (ii) the audited historical consolidated financial statements included in Veeva’s Annual Report on Form 10-K for the year ended January 31, 2019; (iii) the audited historical consolidated financial statements of Crossix as of June 30, 2019 and 2018, included in this Current Report on Form 8-K/A; and (iv) the unaudited historical condensed consolidated financial statements of Crossix for the 12-month period from January 1, 2018 to December 31, 2018 and for the nine-month period from January 1, 2019 to September 30, 2019. Note that for the unaudited pro forma condensed consolidated balance sheets, the Company was able to utilize the same reporting period for Crossix, which was as of October 31, 2019.
Note 2. Preliminary Purchase Price Allocation
This preliminary purchase price allocation, based on Crossix’s historical balance sheet as of October 31, 2019, has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in allocations to intangible assets and goodwill and other changes to assets and liabilities.

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the acquisition date (in thousands):

	Useful lives of intangible assets	Fair value
Purchase price
Cash consideration		$427,251
Non-cash consideration		2,670
Total cash and non-cash consideration		$429,921

Allocation of purchase price
Cash		18,350
Accounts receivable		21,761
Lease right-of-use assets		15,441
Other current and non-current assets		5,991
Deferred revenue		(13,000)
Accrued compensation and benefits		(18,600)
Lease liabilities, current and non-current		(17,520)
Other current and non-current liabilities		(18,832)
Net liabilities		$(6,409)

Customer relationships	10 years	$70,100
Trade name/Trademarks	5 years	26,100
Existing technology	6 years	19,200
Other intangibles	5 to 7 years	5,000
Purchased intangible assets		$120,400

Goodwill		$315,930

Total purchase price		$429,921

Note 3. Pro Forma Adjustments
The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial information includes adjustments that are: factually supportable, directly attributable to the transaction and with respect to the unaudited pro forma condensed combined statements of operations, and expected to have a continuing impact on Crossix and the Company on a consolidated basis. The adjustments reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuations that are in process. The unaudited pro forma condensed combined financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the acquisition.

(a) Cash outflow and interest income
The adjustment reflects the cash outflow for the purchase of Crossix of $427.3 million. The adjustment excludes the $8.2 million and $7.6 million decrease of interest income for the year ended January 31, 2019 and nine months ended October 31, 2019, respectively, arising from the reduction of investments for payment of the purchase price, assuming the acquisition occurred as of February 1, 2018, using an average annualized interest rate for each of the periods presented.
(b) Fair value adjustments
The adjustment reflects the preliminary fair value adjustment for Crossix's capitalized research and development expenses, which is included in other long-term assets, accrued compensation and benefits, accrued expenses and other current liabilities, and deferred revenue.
(c) Equity adjustments
The adjustment reflects the elimination of the net historical equity accounts of Crossix.
(d) Topic 842 adjustments
The Company adopted Accounting Standards Update 2016-02, "Leases" (Topic 842) on February 1, 2019.The adjustment reflects the adoption of Topic 842 by Crossix on February 1, 2019 since its effective date of adoption under private company requirements would have been July 1, 2020.
(e) Amortization of intangible assets
The adjustment reflects the preliminary amortization expense associated with the fair value of the identifiable intangible assets acquired in connection with the Crossix acquisition of $16.2 million and $12.1 million for the fiscal year ended January 31, 2019 and the nine months ended October 31, 2019, respectively.
The preliminary amortization expense for the intangible assets acquired is as follows (in thousands):

			Pro forma amortization expense
	Estimated useful life (in years)	Estimated fair value on date of acquisition	Year ended January 31, 2019	Nine months ended October 31, 2019
Customer relationships	10 years	$70,100	$7,010	$5,243
Trade name/Trademarks	5 years	26,100	5,220	3,904
Existing technology	6 years	19,200	3,200	2,393
Other intangibles	5 to 7 years	5,000	811	607
Total intangibles		$120,400	$16,241	$12,147

Incremental amortization expense is associated with the intangible assets identified at the date of the acquisition, assuming the transaction occurred on February 1, 2018. The pro-forma financial statements include the amortization of existing technology, data supplier relationships, and data partner relationships in cost of subscription services and amortization of customer relationships, trade name/trademarks, and non-competition agreements in operating expenses based on the estimated useful life.

(f) Stock-based compensation expense
Following the closing, the Company granted certain Crossix employees equity retention awards valued at approximately $120 million in the aggregate. The Company also granted certain Crossix employees substitution equity grants for unvested options granted by Crossix prior to the acquisition. The stock-based compensation expense associated with these awards for the post-acquisition period will be recognized using a straight-line basis over the requisite service periods of the awards. The pro-forma financial statements include the incremental stock-based compensation expense as follows (in thousands):

	Pro forma stock-based compensation expense
	Year ended January 31, 2019	Nine months ended October 31, 2019
Cost of revenues:
Cost of subscription services	$1,126	$845
Cost of professional services and other	649	487
Research and development	4,778	3,583
Sales and marketing	5,113	3,835
General and administrative	14,183	10,637
Total stock-based compensation	$25,849	$19,387

This adjustment for stock-based compensation expense was offset by the reversal of historical stock-based compensation expense incurred by Crossix. This adjustment also includes non-cash consideration related to stock-based compensation expense incurred prior to the acquisition for substitution equity grants.
(g) Acquisition-related transaction costs
The Company incurred $0.8 million of acquisition costs primarily related to legal and advisory fees in the fiscal quarter ended October 31, 2019, which are reflected in the Company's historical condensed consolidated balance sheets. The Company accrued an additional $0.4 million of acquisition costs in the fiscal quarter ending January 31, 2020 subsequent to closing. These costs are included as an accrual on the unaudited pro forma condensed consolidated balance sheets as of October 31, 2019 and excluded from the unaudited pro forma condensed consolidated statements of operations for the periods presented as they represent non-recurring charges directly related to the acquisition of Crossix.
(h) Provision for (benefit from) income taxes
The adjustment represents the tax effect associated with the adjustments referenced above by applying the statutory tax rate of 24.6% and 23.9% for the year ended January 31, 2019 and nine months ended October 31, 2019, respectively. As the tax rates used for these pro forma financial statements are an estimate, the blended statutory rate will likely vary from the actual effective rate in periods subsequent to completion of the acquisition.
(i) Deferred tax liability
This adjustment reflects a deferred income tax liability of $30.6 million, net of deferred tax assets of $28.6 million, resulting from the pro forma fair value adjustments of the acquired assets and assumed liabilities based on the applicable statutory tax rates for the jurisdictions associated with the respective preliminary purchase price allocation. The estimated net deferred tax liability is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed, by jurisdiction including the final allocation across such legal entities and related jurisdictions.